Exhibit 99.1

E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER 2015 RESULTS

MIDDLEBURG, VA. – July 29, 2015 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $2.28 million, or $0.32 per diluted share, for the quarter ended June 30, 2015.

“The second quarter of 2015 extended Middleburg’s trend of strong earnings growth,” commented Gary R. Shook, President and CEO of Middleburg Financial Corporation. He added, “Earnings benefited from strong loan growth at Middleburg Bank and increased asset management fees from Middleburg Investment Group combined with good expense control and a reduction in loss reserves driven by loan upgrades and sales of nonperforming loans."

Second Quarter 2015 Highlights:

•
Net income of $2.28 million or $0.32 per diluted share, an increase of 22.91% compared to $1.86 million or $0.26 per diluted share for the second quarter of 2014. Net income for the six months ended June 30, 2015 increased 23.35% to $4.73 million from $3.83 million over the same period in 2014. Earnings per diluted share for the six months ended June 30, 2015 were $0.66 per share compared to $0.54 per share for the same period in 2014.

•	Net interest margin of 3.24%, lower by 16 bp compared to the previous quarter and 14 bp lower than the second quarter of 2014.

•	Cost of funds was 38 bp, a decrease of 1 bp compared to the previous quarter and 14 bp lower than the second quarter of 2014.

•
Net interest income was $9.31 million, a decrease of 3.30% compared to the previous quarter and 2.07% lower than the second quarter of 2014. Net interest income was $18.94 million for the six months ended June 30, 2015, a decrease of 1.45% over net interest income reported for the same period for 2014.

•
Non-interest income for the quarter and six months ended June 30, 2015 was lower by 43.20% and 46.49%, compared to the quarter and six months ended June 30, 2014, respectively. Non-interest income declined by 19.32% compared to the previous quarter.

•
Non-interest expense was $9.07 million, an increase of 1.90% compared to the previous quarter and 18.52% lower than the second quarter of 2014. Non-interest expense fell by 22.77% compared to the six months ended June 30, 2014.

•	Efficiency ratio of 74.88%, compared to 68.35% for the previous quarter and 78.99% for the second quarter of 2014. Year to date efficiency ratio of 71.51% compared to 75.54% for the prior year.

•	Total assets were $1.24 billion, an increase of 1.56% since December 31, 2014. Total assets were $1.25 billion at June 30, 2014.

•	Total deposits were $1.01 billion, an increase of 1.66% since December 31, 2014. Total deposits were $1.00 billion at June 30, 2014.

•
Loans held-for-investment grew to $773.09 million as of June 30, 2015, representing an annualized growth rate of 5.0% and a growth rate of 6.3% compared to June 30, 2014. Loans held-for-investment were $754.85 million and $727.11 million at December 31, 2014 and June 30, 2014, respectively.

•	Nonaccrual loans were $8.01 million or 1.04% of total loans, a decrease of 19.47% since December 31, 2014 and a decrease of 23.06% since June 30, 2014.

•	The allowance for loan losses declined by $130,000 compared to the previous quarter as a result of net recoveries of $295,000 and recovery of the provision for loan losses of $425,000.

•	The allowance for loan losses was 1.54% of total loans compared to 1.58% for the previous quarter and 1.56% at year-end 2014.

•	The ratio of nonperforming assets to total assets was 1.99% compared to 1.59% at December 31, 2014 and 1.57% at June 30, 2014.

•
Capital ratios continue to be strong: Total Risk-Based Capital Ratio of 18.28%, Tier 1 Risk-Based Capital Ratio of 17.04%, Common Equity Tier 1 Ratio of 16.35% and Tier 1 Leverage Ratio of 9.85% at June 30, 2015.

TOTAL REVENUE
Total revenue, which is comprised of net interest income (before provision for loan losses) and non-interest income, was $11.74 million for the second quarter of 2015, representing a decrease of 7.12% compared to the previous quarter and a decrease of 14.83% compared to the second quarter of 2014.

Net Interest Income
The Company recorded net interest income of $9.31 million for the second quarter of 2015, representing a decrease of 3.30% compared to the previous quarter and a decrease of 2.07% compared to the quarter ended June 30, 2014. The net interest margin was 3.24%, 16 bp lower when compared to the previous quarter and 14 bp lower than the quarter ended June 30, 2014.

The following factors contributed to the decrease in net interest margin during the second quarter of 2015:

•	Yields on earning assets decreased by 18 bp compared to the previous quarter, primarily due to a 25 bp decrease in loan yields and a 21 bp decrease in yields on investments.

•
Yields on investment securities were impacted by higher premium amortization stemming from faster prepayments on mortgage backed securities accompanied by lower book yields for securities that were added to the portfolio during the period.

•	Loan yields declined due to refinancing of existing loans and new loans getting booked at lower rates.

•	Cost of funds was 38 bp, relatively unchanged from the previous quarter.

The decrease in yields on earning assets resulted in total interest income of $10.35 million for the quarter, lower by 3.24% compared to the previous quarter. Total interest income for the quarter declined by 5.38% compared to the quarter ended June 30, 2014 as yields on average earning assets fell by 29 bp while the balance of average earning assets increased by 1.98% during the period.

Non-Interest Income
Non-interest income decreased by19.35% compared to the previous quarter and declined by 43.22% compared to the quarter ended June 30, 2014. The primary reason for the decline in non-interest income compared to the quarter ended June 30, 2014 was due to the decline of gain on sale revenue from residential mortgage loans in the current period, stemming from the Company's sale of its majority interest in Southern Trust Mortgage during the second quarter of 2014.

•
Total revenue generated by our wealth management group, Middleburg Investment Group ("MIG") was $1.24 million for the quarter ended June 30, 2015, an increase of 2.05% compared to the previous quarter and higher by 17.60% when compared to the quarter ended June 30, 2014. Fee income is based primarily upon the market value of assets under administration which were $1.97 billion at June 30, 2015, $1.87 billion at December 31, 2014 and $1.68 billion at June 30, 2014.

•
Other operating income was $223,000 for the quarter ended June 30, 2015, a decrease of 73.52% when compared to the previous quarter and a decrease of 19.78% when compared to the quarter ended June 30, 2014. Most of the other operating income during the previous quarter was the recovery of expenses related to a loan workout that had previously been charged off.

NON-INTEREST EXPENSE
Non-interest expense increased by 1.90% when compared to the previous quarter and decreased by 18.52% when compared to the quarter ended June 30, 2014. Principal categories of non-interest expense that changed were the following:

•
Salaries and employee benefit expenses increased by 2.58% when compared to the previous quarter and declined by 17.02% when compared to the quarter ended June 30, 2014. The increase in salary and benefit expenses compared to the previous quarter was primarily due to an increase in commissions and payments of signing bonuses. The decline in salary and benefit expenses compared to the second quarter of 2014 was primarily due to the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014.

•
Occupancy and equipment expense declined by 8.44% compared to the previous quarter and by 26.98% compared to the same period in 2014. The primary reason for lower expenses in this category compared to the previous quarter was primarily due to management's overall expense control initiative. The year over year decline was primarily due to the sale of Southern Trust Mortgage in the second quarter of 2014.

•
Other expenses increased by 13.72% compared to the previous quarter and decreased by 23.30% compared to the same period in 2014. Increased expenses related to deposit processing, professional and advisory fees were the primary reasons for the higher expenses when compared to the previous quarter. The primary reason for lower expenses compared to the second quarter of 2014 was the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014.

ASSET QUALITY
The allowance for loans losses was $11.89 million or 1.54% of total loans at June 30, 2015 compared to $11.79 million or 1.56% of total loans at December 31, 2014. During the quarter, we sold $1.02 million of nonperforming loans and upgraded the risk rating of several loans, resulting in the release of reserves which led to a recovery of provision for loan losses of $425,000 during the second quarter. Two loans from a single borrower relationship underwent a restructuring during the second quarter of 2015 and one of the loans was downgraded, which resulted in total nonperforming assets increasing to $24.77 million or 1.99% of total assets compared to $19.45 million or 1.59% to total assets at December 31, 2014, increased total troubled debt restructurings to $15.74 million at June 30, 2015 compared to $6.90 million at December 31, 2014, and increased substandard loans by 29.34% to $25.05 million at June 30, 2015 from $19.37 million at December 31, 2014. While this loan was restructured and downgraded during the second quarter 2015, the Company had properly classified this loan as impaired at December 31, 2014.

Asset quality factors that continue to improve include loans that were delinquent for more than 90 days and still accruing remain minimal as a percentage of total loans of 0.02% as of June 30, 2015 and 0.004% as of December 31, 2014, past due loans decreased from $4.85 million at December 31, 2014 to $2.08 million at June 30, 2015, a decrease of 57.09%, and nonaccrual loans declined to $8.01 million as of June 30, 2015 from $9.94 million as of December 31, 2014.

CONSOLIDATED ASSETS
Total consolidated assets at June 30, 2015 were $1.24 billion, an increase of 1.56% since December 31, 2014. Changes in major asset categories were as follows:

•	Cash balances and deposits with other banks decreased by $5.62 million compared to December 31, 2014.

•	The Company deployed some of its excess liquidity into growing its securities portfolio which increased by $3.73 million compared to December 31, 2014.

•	Gross loan balances increased by $18.24 million from December 31, 2014.

CONSOLIDATED LIABILITIES
Total consolidated liabilities at June 30, 2015 were $1.12 billion, an increase of 1.49% compared to December 31, 2014. Total deposits increased by $16.37 million from December 31, 2014 to $1.01 billion as of June 30, 2015. Federal Home Loan Bank borrowings increased by $15.00 million from December 31, 2014 to $70.00 million at June 30, 2015.

SHAREHOLDERS' EQUITY AND CAPITAL
Shareholders’ equity at June 30, 2015 was $124.79 million, compared to $122.03 million at December 31, 2014. Retained earnings at June 30, 2015 were $59.15 million compared to $55.85 million at December 31, 2014. The book value of the Company’s common stock at June 30, 2015 was $17.42 per share versus $17.11 per share at December 31, 2014.

The Company’s capital ratios remain well above regulatory minimum capital ratios as of June 30, 2015:

•	Tier 1 Leverage ratio was 9.85%, 5.85% over the regulatory minimum of 4.00%.

•	Common Equity Tier 1 Ratio was 16.35%, 9.35% over the regulatory minimum of 7.00%.

•	Tier 1 Risk-Based Capital Ratio was 17.04%, 8.54% over the regulatory minimum of 8.50%.

•	Total Risk Based Capital Ratio was 18.28%, 7.78% over the regulatory minimum of 10.50%.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-

looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)
	June 30, 2015	December 31, 2014
ASSETS
Cash and due from banks	$5,001	$7,396
Interest bearing deposits with other banks	44,406	47,626
Total cash and cash equivalents	49,407	55,022
Securities held to maturity, fair value of $1,374 and $1,397, respectively	1,500	1,500
Securities available for sale, at fair value	351,990	348,263
Restricted securities, at cost	5,774	5,279
Loans, net of allowance for loan losses of $11,894 and $11,786, respectively	761,196	743,060
Premises and equipment, net	19,888	18,104
Goodwill and identified intangibles, net	3,722	3,807
Other real estate owned, net of valuation allowance of $663 and $755, respectively	3,402	4,051
Bank owned life insurance	22,940	22,617
Accrued interest receivable and other assets	22,166	21,154
TOTAL ASSETS	$1,241,985	$1,222,857

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$235,246	$216,912
Savings and interest bearing demand deposits	526,985	523,230
Time deposits	243,221	248,938
Total deposits	1,005,452	989,080
Securities sold under agreements to repurchase	24,049	38,551
Federal Home Loan Bank borrowings	70,000	55,000
Subordinated notes	5,155	5,155
Accrued interest payable and other liabilities	12,539	13,037
TOTAL LIABILITIES	1,117,195	1,100,823
Commitments and contingent liabilities
SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,163,255 and 7,131,643, issued and outstanding, respectively)	17,521	17,494
Capital surplus	45,063	44,892
Retained earnings	59,152	55,854
Accumulated other comprehensive income	3,054	3,794
TOTAL SHAREHOLDERS' EQUITY	124,790	122,034
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,241,985	$1,222,857

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,014	$8,493	$16,257	$17,299
Interest and dividends on securities
Taxable	1,792	1,792	3,698	3,410
Tax-exempt	449	537	910	1,121
Dividends	66	72	125	145
Interest on deposits with other banks and federal funds sold	31	47	61	73
Total interest and dividend income	10,352	10,941	21,051	22,048
INTEREST EXPENSE
Interest on deposits	848	995	1,703	1,997
Interest on securities sold under agreements to repurchase	17	81	62	161
Interest on FHLB borrowings and other debt	174	355	342	668
Total interest expense	1,039	1,431	2,107	2,826
NET INTEREST INCOME	9,313	9,510	18,944	19,222
(Recovery of) provision for loan losses	(425)	72	25	960
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	9,738	9,438	18,919	18,262
NON-INTEREST INCOME
Service charges on deposit accounts	612	622	1,170	1,180
Trust services income	1,243	1,057	2,461	2,105
Gaines (losses) on sales of loans held for sale	(6)	1,916	(6)	4,858
Gains on sales of securities available for sale, net	37	66	138	129
Commissions on investment sales	154	146	283	286
Bank owned life insurance	163	164	323	326
Gain on sale of majority interest in consolidated subsidiary	—	24	—	24
Other operating income	223	278	1,065	1,247
Total non-interest income	2,426	4,273	5,434	10,155
NON-INTEREST EXPENSE
Salaries and employee benefits	4,973	5,993	9,821	13,026
Occupancy and equipment	1,226	1,679	2,565	3,579
Advertising	101	131	234	294
Computer operations	522	510	1,012	969
Other real estate owned	25	12	92	179
Other taxes	231	220	454	417
Federal deposit insurance	184	230	395	468
Other operating expenses	1,807	2,356	3,396	4,335
Total non-interest expense	9,069	11,131	17,969	23,267
Income before income taxes	3,095	2,580	6,384	5,150
Income tax expense	815	667	1,656	1,415
NET INCOME	2,280	1,913	4,728	3,735
Net (income) loss attributable to non-controlling interest	—	(58)	—	98
Net income attributable to Middleburg Financial Corporation	$2,280	$1,855	$4,728	$3,833
Earnings per share:
Basic	$0.32	$0.26	$0.66	$0.54
Diluted	$0.32	$0.26	$0.66	$0.54
Dividends per common share	$0.10	$0.07	$0.20	$0.14

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly Summary Statements of Income
(Unaudited, Dollars In thousands, except for per share data)
	For the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,014	$8,243	$8,176	$8,357	$8,493
Interest and dividends on securities
Taxable	1,792	1,906	1,728	1,763	1,792
Tax-exempt	449	461	481	535	537
Dividends	66	59	64	84	72
Interest on deposits with other banks and federal funds sold	31	30	38	51	47
Total interest and dividend income	10,352	10,699	10,487	10,790	10,941
INTEREST EXPENSE
Interest on deposits	848	855	933	955	995
Interest on securities sold under agreements to repurchase	17	45	79	81	81
Interest on FHLB borrowings and other debt	174	168	160	209	355
Total interest expense	1,039	1,068	1,172	1,245	1,431
NET INTEREST INCOME	9,313	9,631	9,315	9,545	9,510
(Recovery of) provision for loan losses	(425)	450	450	550	72
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	9,738	9,181	8,865	8,995	9,438
NON-INTEREST INCOME
Service charges on deposit accounts	612	558	606	635	622
Trust services income	1,243	1,218	1,138	1,119	1,057
Gains (losses) on sales of loans held for sale	(6)	—	1	1	1,916
Gains on sales of securities available for sale, net	37	101	45	12	66
Commissions on investment sales	154	129	132	193	146
Bank owned life insurance	163	160	168	168	164
Gain on sale of majority interest in consolidated subsidiary	—	—	—	—	24
Other operating income	223	842	260	152	278
Total non-interest income	2,426	3,008	2,350	2,280	4,273
NON-INTEREST EXPENSE
Salaries and employee benefits	4,973	4,848	5,134	4,441	5,993
Occupancy and equipment	1,226	1,339	1,336	1,262	1,679
Advertising	101	133	(65)	136	131
Computer operations	522	490	485	439	510
Other real estate owned	25	67	110	(33)	12
Other taxes	231	223	212	220	220
Federal deposit insurance	184	211	212	220	230
Other operating expenses	1,807	1,589	1,999	1,706	2,356
Total non-interest expense	9,069	8,900	9,423	8,391	11,131
Income before income taxes	3,095	3,289	1,792	2,884	2,580
Income tax expense	815	841	162	763	667
NET INCOME	2,280	2,448	1,630	2,121	1,913
Net loss (income) attributable to non-controlling interest	—	—	—	—	(58)
Net income attributable to Middleburg Financial Corporation	$2,280	$2,448	$1,630	$2,121	$1,855
Earnings per share:
Basic	$0.32	$0.34	$0.23	$0.30	$0.26
Diluted	$0.32	$0.34	$0.23	$0.30	$0.26
Dividends per common share	$0.10	$0.10	$0.10	$0.10	$0.07

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
BALANCE SHEET RATIOS
Loans to deposits	76.89%	74.60%	76.32%	73.87%	72.65%
Average interest-earning assets to average interest-bearing liabilities	135.72%	136.04%	133.54%	130.14%	128.37%
INCOME STATEMENT RATIOS
Return on average assets (ROA)	0.73%	0.80%	0.53%	0.69%	0.61%
Return on average equity (ROE)	7.31%	8.01%	5.31%	7.00%	6.30%
Net interest margin (1)	3.24%	3.40%	3.31%	3.36%	3.38%
Yield on average earning assets	3.59%	3.77%	3.72%	3.79%	3.88%
Cost of funds	0.38%	0.39%	0.43%	0.45%	0.52%
Efficiency ratio (5)	74.88%	68.35%	77.53%	68.82%	78.99%
PER SHARE DATA
Dividends	$0.10	$0.10	$0.10	$0.10	$0.07
Book value	17.42	17.51	17.11	16.97	16.73
Tangible book value (4)	16.90	16.99	16.58	16.43	16.19
SHARE PRICE DATA
Closing price	$18.00	$18.30	$18.01	$17.74	$20.00
Diluted earnings multiple (2)	14.06	13.45	16.99	14.78	19.23
Book value multiple (3)	1.03	1.04	1.05	1.05	1.20
COMMON STOCK DATA
Outstanding shares at end of period	7,163,255	7,127,105	7,131,643	7,123,914	7,113,744
Weighted average shares O/S , basic - QTD	7,145,929	7,127,910	7,127,164	7,108,450	7,093,788
Weighted average shares O/S, diluted - QTD	7,167,165	7,148,702	7,146,140	7,134,262	7,117,826
Dividend payout ratio	31.25%	29.41%	43.48%	33.33%	26.92%
CAPITAL RATIOS
Capital to assets - common shareholders	10.05%	9.86%	9.98%	10.01%	9.50%
Leverage ratio	9.85%	9.76%	9.90%	9.71%	9.54%
Common equity tier 1 ratio	16.35%	16.49%	N/A	N/A	N/A
Tier 1 risk based capital ratio	17.04%	17.20%	15.70%	16.04%	15.63%
Total risk based capital ratio	18.28%	18.45%	16.95%	17.30%	16.88%
CREDIT QUALITY
Net charge-offs/recoveries to average loans	(0.04)%	0.03%	0.46%	0.09%	0.23%
Total nonperforming loans to total loans	2.63%	1.83%	1.89%	1.63%	2.10%
Total nonperforming assets to total assets	1.99%	1.46%	1.59%	1.50%	1.57%
Nonaccrual loans to:
Total loans	1.04%	1.26%	1.32%	1.01%	1.43%
Total assets	0.64%	0.76%	0.81%	0.61%	0.83%
Allowance for loan losses to:
Total loans	1.54%	1.58%	1.56%	1.57%	1.58%
Nonperforming assets	48.03%	65.23%	60.59%	63.18%	58.50%
Nonaccrual loans	148.53%	124.92%	118.52%	155.80%	110.57%
NONPERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$173	$74	$30	$30	$355
Nonaccrual loans	8,008	9,625	9,944	7,332	10,408
Restructured loans (not in nonaccrual)	12,138	4,262	4,295	4,522	4,552
Other real estate owned	3,402	3,402	4,051	5,064	4,356
Repossessed assets	1,044	1,070	1,132	1,132	—
Total nonperforming assets	$24,765	$18,433	$19,452	$18,080	$19,671

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(2)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(4)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(5)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates (Unaudited)
	Three months ended June 30,
	2015			2014
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$315,874	$1,858	2.36%	$276,110	$1,864	2.71%
Tax-exempt (1)	51,199	680	5.33%	57,394	814	5.69%
Total securities	$367,073	$2,538	2.77%	$333,504	$2,678	3.22%
Loans:
Taxable	$764,101	$8,009	4.20%	$744,009	$8,487	4.58%
Tax-exempt (1)	615	8	5.22%	652	9	5.54%
Total loans (3)	$764,716	$8,017	4.20%	$744,661	$8,496	4.58%
Interest on deposits with other banks and federal funds sold	50,861	31	0.24%	81,552	47	0.23%
Total earning assets	$1,182,650	$10,586	3.59%	$1,159,717	$11,221	3.88%
Less: allowance for loan losses	(12,150)			(12,606)
Total nonearning assets	76,720			78,679
Total assets	$1,247,220			$1,225,790
Liabilities:
Interest-bearing deposits:
Checking	$345,768	$173	0.20%	$340,789	$161	0.19%
Regular savings	118,467	55	0.19%	113,487	53	0.19%
Money market savings	66,300	31	0.19%	73,308	35	0.19%
Time deposits:
$100,000 and over	129,519	286	0.89%	123,527	317	1.03%
Under $100,000	107,352	303	1.13%	132,002	429	1.30%
Total interest-bearing deposits	$767,406	$848	0.44%	$783,113	$995	0.51%
Securities sold under agreements to repurchase	29,168	17	0.25%	35,114	81	0.93%
FHLB borrowings and other debt	74,825	174	0.93%	85,155	355	1.60%
Federal funds purchased	4	—	—%	4	—	—%
Total interest-bearing liabilities	$871,403	$1,039	0.48%	$903,386	$1,431	0.63%
Non-interest bearing liabilities:
Demand deposits	237,560			194,779
Other liabilities	13,149			9,936
Total liabilities	$1,122,112			$1,108,101
Non-controlling interest	—			—
Shareholders' equity	125,108			117,689
Total liabilities and shareholders' equity	$1,247,220			$1,225,790
Net interest income		$9,547			$9,790
Interest rate spread			3.11%			3.25%
Cost of Funds			0.38%			0.52%
Interest expense as a percent of average earning assets			0.35%			0.49%
Net interest margin			3.24%			3.38%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates (Unaudited)
	Six months ended June 30,
	2015			2014
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$312,875	$3,823	2.46%	$276,510	$3,555	2.59%
Tax-exempt (1)	51,899	1,379	5.36%	59,155	1,698	5.79%
Total securities	$364,774	$5,202	2.88%	$335,665	$5,253	3.16%
Loans:
Taxable	$757,880	$16,246	4.32%	$750,666	$17,288	4.64%
Tax-exempt (1)	615	16	5.25%	652	17	5.26%
Total loans (3)	$758,495	$16,262	4.32%	$751,318	$17,305	4.66%
Interest on deposits with other banks and federal funds sold	56,003	61	0.22%	65,268	73	0.23%
Total earning assets	$1,179,272	$21,525	3.68%	$1,152,251	$22,631	3.96%
Less: allowance for loan losses	(11,907)			(13,101)
Total nonearning assets	76,473			80,133
Total assets	$1,243,838			$1,219,283
Liabilities:
Interest-bearing deposits:
Checking	$341,471	$339	0.20%	$336,690	$322	0.19%
Regular savings	116,902	108	0.19%	113,262	105	0.19%
Money market savings	67,909	63	0.19%	74,864	71	0.19%
Time deposits:
$100,000 and over	130,872	579	0.89%	126,948	640	1.02%
Under $100,000	108,851	614	1.14%	131,385	859	1.32%
Total interest-bearing deposits	$766,005	$1,703	0.45%	$783,149	$1,997	0.51%
Securities sold under agreements to repurchase	31,452	62	0.40%	35,431	161	0.90%
FHLB borrowings and other debt	70,431	342	0.98%	85,155	668	1.54%
Federal funds purchased	2	—	—%	2	—	—%
Total interest-bearing liabilities	$867,890	$2,107	0.49%	$903,737	$2,826	0.63%
Non-interest bearing liabilities:
Demand deposits	238,169			189,807
Other liabilities	13,283			9,549
Total liabilities	$1,119,342			$1,103,093
Non-controlling interest	—			—
Shareholders' equity	124,496			116,190
Total liabilities and shareholders' equity	$1,243,838			$1,219,283
Net interest income		$19,418			$19,805
Interest rate spread			3.19%			3.33%
Cost of Funds			0.38%			0.52%
Interest expense as a percent of average earning assets			0.36%			0.49%
Net interest margin			3.32%			3.47%